(BSNS WIRE) King Power International Group Announces a Going-Private Transa King Power International Group Announces a Going-Private Transaction


        Business Editors

           BANGKOK,   Thailand--(BUSINESS   WIRE)--Oct.   15,  2001--King  Power
International Group Co., Ltd. (Amex:KPG) ("KPG" or the "Company") today announced that its Board of Directors has, on the recommendation of a Special Committee composed of independent directors, approved a merger transaction in which KPG will be taken private by shareholders Vichai Raksriaksorn, Viratana Suntaranond, Aimon Raksriaksorn, Niphorn Raksriaksorn and several other shareholders who together hold approximately 88.6% of the Company's common shares (the "Majority Shareholders").
           Under the terms of the merger, KPG's shareholders other than the Majority Shareholders will, upon consummation of the merger, cease to have an equity interest in the surviving corporation. Their common shares will instead convert, upon consummation of the merger, into the right to receive cash in the amount of US$1.534 per share, or approximately US$3,531,268 in the aggregate.
           In describing one of the principal motivations for the merger, Vichai Raksriaksorn, who is also KPG's Group Chairman and Chief Executive Officer, stated that "the Company does not receive any significant benefit from its status as a public company listed on the American Stock Exchange ("Amex"). The Company has not accessed the U.S. public capital markets for the past four years and does not anticipate doing so in the foreseeable future."
           Following the merger, the common shares of KPG will cease to be listed on Amex. KPG also intends to apply to the U.S. Securities and Exchange Commission (the "SEC") to terminate its registration as a public company in the United States.
           Prior to approving the merger, the Board of Directors formed a Special Committee comprising three independent directors whom the Board determined were not affiliated, associated, or employed by KPG or the Majority Shareholders. The Special Committee was tasked by the Board to act in the best interests of the shareholders who are not Majority Shareholders in conducting a review of the fairness of the transaction and, if necessary, to negotiate the amount of the cash consideration. Following its review, the Special Committee recommended that the Board approve the merger as being fair to, and in the best interests of, the shareholders who are not Majority Shareholders.
           In addition, KPG engaged CLSA Equity Capital Markets Limited ("CLSA") to perform a valuation of the Company's common shares, and CLSA presented the completed valuation to both the Special Committee and the full Board prior to their approving the merger. In addition, CLSA has delivered a fairness opinion to the Board with respect to the cash consideration to be paid to the shareholders other than the Majority Shareholders.
           The Company explained that the merger remains subject to certain conditions, including approval by KPG's shareholders. The Company does not anticipate any difficulty in obtaining this approval, as the Majority Shareholders together hold a substantial majority of KPG's common shares and have indicated their intention to vote in favor of the merger.
           The date, time and location of the shareholders meeting to approve the merger will be announced at a later date, as will the record date for the meeting. Further details of the merger and related information of interest to shareholders will be provided in a proxy statement to be mailed to shareholders prior to the shareholders meeting. The Company anticipates filing a preliminary version of this proxy statement with the SEC shortly.

           Note: News releases and other  information on King Power Group can be
accessed  at  www.kingpower.com   and   www.kingpowerinternational.com   on  the
Internet.

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           The above information contains certain forward-looking statements and information relating to the Company that is based on the beliefs of the Company or management as well as assumptions made by and information currently available
to  the  Company  or  management.   When  used  in  this  document,   the  words
"anticipate,"   "believe,"   "estimate,"  "expect,"  and  "intend"  and  similar
expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of
the  Company   regarding  future  events  and  are  subject  to  certain  risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from
those  described  herein  as  anticipated,   believed,  estimated,  expected  or
intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing, and general economic risks and uncertainties.

    --30--mjr/da*

    CONTACT: Halter Capital Corporation
             Kevin B. Halter, 469/633-0100 ext. 200